UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


      Date of Report (Date of earliest event reported): OCTOBER 21, 1998



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)






                0-23374                               35-1907258
        (Commission File Number)           (IRS Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued October 21, 1998 concerning the Fourth Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as
 Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated October 21, 1998.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                     _______________________________________
                       Timothy C. Boenne, Vice President



Dated:  December 21, 1998

 October 21,1998                         Point of Contact: Charles J. Viater


                   MFB   CORP. ANNOUNCES FOURTH QUARTER EARNINGS
                            AND QUARTERLY DIVIDEND

        Mishawaka,   Indiana - MFB   Corp. (NASDAQ/MFBC),(the"Corporation"),
 parent company of MFB Financial(the "Bank"), today reported consolidated net income of $580,000 or $.39 per share for the three months ended September 30, 1998, compared to $496,000 or $.29 per share for the three months ended September 30, 1997, an increase of 16.9%. Net income on an unaudited basis for the fiscal year ended September 30, 1998 was $2,236,000 or $1.39 per share compared to $2,002,000 or $1.16 per share for the twelve months ended September 30, 1997, an increase of 11.7%.

       Net interest income after provision for loan losses for the most recent three and twelve month periods totaled $2.2 million and $8.6 million respectively compared to $2.0 million and $7.5 million for the same periods one year ago. During the three months ended September 30, 1998 total interest income increased by $722,000 compared to the same period one year ago primarily as a result of a $18.9 million increase in first mortgage loan receivables and a $26.6 million increase in commercial and consumer loan receivables. Total interest expense increased $487,000 reflecting the growth in savings account deposits and borrowed funds. For the twelve months ended September 30, 1998 total interest income increased $3.2 million while total interest expense increased $2.0 million.

      Noninterest income increased from $118,000 and $425,000 for the three and twelve months ended September 30, 1997 to $430,000 and $939,000 for the comparable periods ended September 30, 1998. The noninterest income increases are primarily due to the recognition of mortgage servicing rights, gains from loan sales and servicing fees retained on these sold loans, and fees generated from the growing number of core deposit account relationships. Noninterest expense increased from $1.3 million during the three months ended September 30, 1997 to $1.5 million during the three months ended September 30,1998, and from $4.6 million to $5.6 million for the comparable twelve month periods ending September 30. These noninterest expense increases are primarily attributable to staffing increases and renovated facilities to support lending operations, along with expenses incurred in the offering of additional services to the Bank's customers.

     The Corporation has increased total assets from $255.9 million as of September 30, 1997 to $310.0 million as of September 30, 1998, an increase of $54.1 million (or 21.1%). Total net loans have increased from $200.9 million at September 30, 1997 to $246.3 million at September 30, 1998, an increase of $45.4 million (or 22.6%). The loan growth has been funded primarily by additional borrowings through Federal Home Loan Bank advances, by total savings deposit growth, and by decreases in securities available for sale.

     Total shareholders'equity decreased from $33.5 million as of September 30, 1997 to $30.9 million as of September 30, 1998. The decreases to equity resulted mainly from the repurchase of 245,200 shares of outstanding common stock during this period at a cost of $5.9 million along with the payment of cash dividends of $544,000. These decreases were offset by $2.2 million in net income and $1.1 million generated from the exercise of stock options.

     While achieving substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of September 30, 1998 was .04% compared to .09% as of September 30, 1997.

     In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $.085 on each share of its Common Stock for the quarter ended September 30, 1998. The dividend is payable on November 17,1998 to holders of record on November 3, 1998.

     The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties.

                            MFB CORP. AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     September 30, 1998 and September 30, 1997
                                      (in thousands)

                                               September 30,  September 30,
                                                      1998          1997
ASSETS
Cash and due from financial institutions         $    3,019     $    2,906
Interest-earning  deposits  in  other financial
 institutions                                        14,885          6,576
   Cash and cash equivalents                         17,904          9,482
Interest-earning time deposits in other financial
 institutions                                           ---            ---
Securities available-for-sale                        36,889         39,628
Federal Home Loan Bank stock                          4,636          2,400
Loans held for sale, net of unrealized losses        13,516         12,671
Loans receivable, net of allowance for loan losses
 of  $454,000 in 1998 and $370,000 in 1997          232,832        188,264
Accrued interest receivable                             968            719
Premises and equipment, net                           2,795          2,613
Other assets                                            490            144

TOTAL ASSETS                                       $310,030       $255,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
       Noninterest-bearing  demand deposits            4,299         2,047
       Savings, NOW and MMDA deposits                 40,835        38,130
       Other time deposits                           135,532       131,710
                Total deposits                      $180,666      $171,887
       Securities sold under agreements to
        repurchase                                     2,366           389
       Advances from borrowers for taxes and insurance 2,316         1,854
       FHLB advances                                  92,726        47,500
       Accrued expenses and other liabilities          1,070           770
       Total Liabilities                             279,144       222,400

Shareholders' Equity
   Common Stock, 5,000,000 shares authorized;
    shares issued: 1,689,417
    shares outstanding:1,474,217-1998,1,650,567-1997  12,847         13,079
   Retained earnings - substantially restricted       23,730         22,038
   Unearned Employee Stock Ownership Plan (ESOP) shares (445)          (665)
   Unearned Recognition and Retention Plan (RRP) shares  (38)          (115)
   Net unrealized depreciation on securities
    available-for sale, net of tax                       (45)            73
   Treasury Stock, 215,200 common shares at cost      (5,163)          (889)
     Total shareholders' equity                       30,886         33,521

       TOTAL LIABILITIES AND SHAREHOLDERS'EQUITIES  $310,030       $255,921











                          MFB CORP. AND SUBSIDIARY
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
    THREE MONTHS AND TWELVE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                              (in thousands)




                                 Three Months Ended  Twelve Months Ended
                                   September 30,        September 30,
                                 1998         1997      1998         1997
Total interest income           $5,519       $4,797    $20,883     $17,685

Total interest expense           3,266        2,779     12,203      10,157

  Net interest income            2,253        2,018      8,680       7,528

Provision for loan losses           70            7        120          30

Net interest income after
 provision for loan losses       2,183        2,011      8,560       7,498

Total non-interest income          430          118        939         425

Total non-interest expense       1,510        1,304      5,646       4,599

Income before income taxes       1,103          825      3,853       3,324

Income tax expense                 523          329      1,617       1,322

    NET INCOME                    $580         $496     $2,236      $2,002



Basic earnings per share       $   .40      $   .31    $   1.46    $  1.21


Diluted earnings per share     $   .39      $   .29    $   1.39    $   1.16

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